                                  May 11, 1999



The PB Financial Services Corporation
9570 Medlock Bridge Road
Duluth, Georgia 30096

Ladies and Gentlemen:

         This opinion is given in connection with the filing of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission, by The PB Financial Services Corporation, a corporation organized and existing under the laws of the State of Georgia ("PB Financial"), with respect to the registration under the Securities Act of 1933, as amended, of 775,375 shares of the $5.00 par value common stock of PB Financial (the "PB Financial common stock") to be issued in connection with the proposed merger of The Peachtree Bank ("Peachtree Bank") with Interim PB Corporation ("Interim"), a wholly-owned subsidiary of PB Financial (the "Merger").

         The Merger is intended to be effected pursuant to a Plan of Reorganization dated as of February 18, 1999, among PB Financial, Interim and Peachtree Bank (the "Plan"), pursuant to which each outstanding share of $5.00 par value common stock of Peachtree Bank (other than shares held by PB Financial, Peachtree Bank or their subsidiaries or by shareholders who perfect dissenters' rights) will be converted into and exchanged for the right to receive one share of PB Financial common stock.

         In rendering this opinion, we have examined such corporate records and documents as we have deemed relevant and necessary as the basis for the opinion set forth herein.

         Based upon the foregoing, it is our opinion that the shares of PB Financial common stock when issued to holders of Peachtree Bank common stock on the terms and upon fulfillment of the conditions set forth in the Plan, will be validly issued, fully paid and nonassessable under the Georgia Business Corporation Code.

         We consent to the use of this opinion and to the reference made to the firm in the proxy statement/prospectus of PB Financial and Peachtree Bank constituting part of the Registration Statement.

                                                     Very truly yours,

                                                     /s/

                                    POWELL, GOLDSTEIN, FRAZER & MURPHY LLP